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                                   EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

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                          REGISTRATION RIGHTS AGREEMENT


      THIS REGISTRATION RIGHTS AGREEMENT is made as of the 31st day of December, 1997, by and between SteriGenics International, Inc., a Delaware corporation (the "Company"), and ThermoSpectra Corporation, a Delaware corporation ("ThermoSpectra").

                                    RECITALS

      WHEREAS, the Company, RSI Leasing, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Sub"), and ThermoSpectra are parties to that certain Asset Acquisition Agreement, dated December 27, 1997 (together with all exhibits, schedules, supplements and any amendments thereto, the "Asset Acquisition Agreement") pursuant to which the Company will acquire an interest in certain assets of ThermoSpectra (the "Acquisition");

      WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Acquisition;

      WHEREAS, the Asset Acquisition Agreement provides that, on the Closing Date ThermoSpectra shall sell and the Sub shall purchase certain assets of ThermoSpectra relating to the business of providing contract electron-beam sterilization services (the "Business");

      WHEREAS, as part of the consideration for its purchase of the Business, ThermoSpectra shall receive shares of common stock, par value $0.001 per share, of the Company (the "SteriGenics Common Stock"); and

      WHEREAS, all terms not otherwise defined herein shall have the same meanings ascribed to them in the Asset Acquisition Agreement;

      NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

      1.    Registration Rights. The Company covenants and agrees as follows:

      1.1   Definitions. For purposes of this Section 1:

      (a)   The term "Act" shall mean the Securities Act of 1933, as amended.

      (b) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

      (c) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.